Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

FIRST QUARTER 2014 RESULTS

Reports diluted FFO per share of $1.20     Reports diluted EPS of $0.35

BOSTON, MA, April 29, 2014 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2014.

Funds from Operations (FFO) for the quarter ended March 31, 2014 were $183.8 million, or $1.20 per share basic and $1.20 per share diluted. This compares to FFO for the quarter ended March 31, 2013 of $160.6 million, or $1.06 per share basic and $1.06 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 153,030,424 and 154,043,413, respectively, for the quarter ended March 31, 2014 and 151,645,578 and 153,259,143, respectively, for the quarter ended March 31, 2013.

The Company’s reported FFO of $1.20 per share diluted was less than the guidance previously provided of $1.21-$1.23 per share primarily due to increased utilities and snow removal expenses related to the cold winter for its assets located in the Northeast and a timing variance in its G&A expense. The Company’s revenue was in line with management’s expectations used in establishing the guidance range.

Net income available to common shareholders was $54.0 million for the quarter ended March 31, 2014, compared to $47.9 million for the quarter ended March 31, 2013. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2014 was $0.35 basic and $0.35 on a diluted basis. This compares to EPS for the first quarter of 2013 of $0.32 basic and $0.31 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2014. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2014, the Company’s portfolio consisted of 175 properties, comprised primarily of Class A office space, one hotel, three residential properties and four retail properties, aggregating approximately 45.8 million square feet, including eight properties under construction totaling 4.0 million square feet. In addition, the Company has structured parking for vehicles containing approximately 15.7 million square feet. The overall percentage of leased space for the 163 properties in service (excluding the three in-service residential properties and the hotel) as of March 31, 2014 was 92.4%.

Significant events during the first quarter included:

•	On January 27, 2014, the Company’s Compensation Committee approved the 2014 Multi-Year Long-Term Incentive Program (the “2014 MYLTIP”) as a performance-based component of the Company’s overall compensation program. Under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation,” the 2014 MYLTIP has an aggregate value of approximately $13.1 million, which amount will generally be amortized into earnings over the four-year plan period under the graded vesting method and has been reflected in the 2014 guidance below. As detailed in the Company’s proxy statement for its 2014 annual meeting of stockholders, this reflects the Compensation Committee’s decision to shift a significant portion of our incentive compensation from time-based to performance-based awards to build stronger pay-for-performance alignment with our stockholders.

•	On January 31, 2014, the measurement period for the Company’s 2011 OPP Awards expired and the Company’s total stockholder return was not sufficient for employees to earn and therefore become eligible to vest in any of the 2011 OPP Awards. As a result, the Company accelerated the then remaining unrecognized compensation expense totaling approximately $1.2 million. Accordingly, all 2011 OPP Awards were automatically forfeited.

•	On February 10, 2014, the Company completed and fully placed in-service The Avant at Reston Town Center development project comprised of 359 apartment units and retail space aggregating approximately 355,000 square feet located in Reston, Virginia. The retail space totaling approximately 26,000 net rentable square feet is 100% leased and the residential units are currently 29% leased.

•	On February 18, 2014, the Company’s Operating Partnership repaid at maturity the $747.5 million aggregate principal amount of its 3.625% exchangeable senior notes due 2014 plus accrued and unpaid interest thereon.

Transactions completed subsequent to March 31, 2014:

•	On April 10, 2014, a consolidated joint venture in which the Company has a 95% interest signed a lease with salesforce.com for 714,000 square feet at the new Salesforce Tower (formerly Transbay Tower), the 1.4 million square foot, 61-story Class A office development project currently under construction at 415 Mission Street in the South Financial District of San Francisco, California. In conjunction with the lease signing, the Company has committed to construct the building and expects to complete the building in early 2017 for a projected total cost of approximately $1.1 billion, which includes capitalized interest in accordance with GAAP.

•	On April 10, 2014, the Company entered into a joint venture with an unrelated third party to acquire a parcel of land located at 501 K Street in Washington, DC. The Company anticipates the land parcel will accommodate an approximate 520,000 square foot Class A office property to be developed in the future. The joint venture partner contributed the land for a 50% interest in the joint venture and the Company contributed cash of approximately $39.0 million for its 50% interest.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter and full year 2014 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As shown below, the Company has adjusted its guidance for FFO per share (diluted) for Full Year 2014 to $5.25 - $5.33 per share from $5.20 - $5.33 per share. The updated guidance reflects, among other items, a projected increase in same property GAAP net operating income of 1.75% - 2.50% for the full year 2014, which is greater than our previous projection of 1.25% to 2.50%. In addition, the Company’s projected share of gains on sales of real estate includes approximately $34.2 million from the expected conveyance to the Broad Institute of a condominium interest in 75 Ames Street in Cambridge, Massachusetts in the second quarter of 2014 (this transaction was previously described in the Company’s Form 10-K for the fiscal year ended 2011).

	Second Quarter 2014			Full Year 2014
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.71	-	$0.73	$1.95	-	$2.03
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.81	-	0.81	3.50	-	3.50
Less:
Projected Company Share of Gains on Sales of Real Estate	0.20	-	0.20	0.20	-	0.20

Projected FFO per Share (diluted)	$1.32	-	$1.34	$5.25	-	$5.33

Boston Properties will host a conference call on Wednesday, April 30, 2014 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2014 results, the 2014 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 31243111. A replay of the conference call will be available through May 14, 2014, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 31243111. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ first quarter 2014 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, three residential properties and four retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four markets – Boston, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions (including the impact of the European sovereign debt issues), the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the second quarter and full fiscal year 2014, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$17,258,665	$17,158,210
Construction in progress	1,564,821	1,523,179
Land held for future development	300,498	297,376
Less: accumulated depreciation	(3,263,208)	(3,161,571)

Total real estate	15,860,776	15,817,194

Cash and cash equivalents	1,179,573	2,365,137
Cash held in escrows	54,240	57,201
Investments in securities	18,026	16,641
Tenant and other receivables, net of allowance for doubtful accounts of $1,625 and $1,636, respectively	37,812	59,464
Accrued rental income, net of allowance of $3,448 and $3,636, respectively	661,730	651,603
Deferred charges, net	861,567	884,450
Prepaid expenses and other assets	178,488	184,477
Investments in unconsolidated joint ventures	127,356	126,084

Total assets	$18,979,568	$20,162,251

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,430,110	$4,449,734
Unsecured senior notes, net of discount	5,836,290	5,835,854
Unsecured exchangeable senior notes, net of discount	—	744,880
Unsecured line of credit	—	—
Mezzanine notes payable	310,735	311,040
Related party notes payable	180,000	180,000
Accounts payable and accrued expenses	218,028	202,470
Dividends and distributions payable	114,799	497,242
Accrued interest payable	178,651	167,523
Other liabilities	556,772	578,969

Total liabilities	11,825,385	12,967,712

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	51,312	51,312

Redeemable interest in property partnership	100,327	99,609

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 and no shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 153,096,211 and 153,062,001 shares issued and 153,017,311 and 152,983,101 shares outstanding at March 31, 2014 and December 31, 2013, respectively	1,530	1,530
Additional paid-in capital	5,668,230	5,662,453
Dividends in excess of earnings	(153,979)	(108,552)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(10,989)	(11,556)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,702,070	5,741,153
Noncontrolling interests:
Common units of the Operating Partnership	575,381	576,333
Property partnerships	725,093	726,132

Total equity	7,002,544	7,043,618

Total liabilities and equity	$18,979,568	$20,162,251

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended
	March 31,
	2014	2013
	(in thousands, except for per share
	amounts)
Revenue
Rental
Base rent	$455,018	$373,046
Recoveries from tenants	81,934	64,319
Parking and other	24,333	23,437

Total rental revenue	561,285	460,802
Hotel revenue	8,193	8,291
Development and management services	5,216	8,733

Total revenue	574,694	477,826

Expenses
Operating
Rental	206,388	169,062
Hotel	6,797	7,044
General and administrative	29,905	45,516
Transaction costs	437	443
Impairment loss	—	8,306
Depreciation and amortization	154,270	119,453

Total expenses	397,797	349,824

Operating income	176,897	128,002
Other income (expense)
Income from unconsolidated joint ventures	2,816	8,721
Interest and other income	1,311	1,471
Gains from investments in securities	286	735
Interest expense	(113,554)	(100,433)

Income from continuing operations	67,756	38,496
Discontinued operations
Income from discontinued operations	—	2,494
Gain on forgiveness of debt from discontinued operations	—	20,182
Impairment loss from discontinued operations	—	(3,241)

Net income	67,756	57,931
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(4,354)	(2,574)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(619)	(1,180)
Noncontrolling interest - common units of the Operating Partnership	(6,160)	(4,111)
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	—	(2,066)

Net income attributable to Boston Properties, Inc.	56,623	48,000
Preferred dividends	(2,589)	(146)

Net income attributable to Boston Properties, Inc. common shareholders	$54,034	$47,854

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$0.35	$0.20
Discontinued operations	—	0.12

Net income	$0.35	$0.32

Weighted average number of common shares outstanding	153,030	151,646

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$0.35	$0.20
Discontinued operations	—	0.11

Net income	$0.35	$0.31

Weighted average number of common and common equivalent shares outstanding	153,169	151,952

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended
	March 31,
	2014	2013
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$54,034	$47,854

Add:
Preferred dividends	2,589	146
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	—	2,066
Noncontrolling interest - common units of the Operating Partnership	6,160	4,111
Noncontrolling interest - redeemable preferred units of the Operating Partnership	619	1,180
Noncontrolling interests in property partnerships	4,354	2,574
Impairment loss from discontinued operations	—	3,241
Less:
Income from discontinued operations	—	2,494
Gain on forgiveness of debt from discontinued operations	—	20,182

Income from continuing operations	67,756	38,496

Add:
Real estate depreciation and amortization (2)	158,514	142,555
Income from discontinued operations	—	2,494
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	19,023	3,038
Noncontrolling interest - redeemable preferred units of the Operating Partnership	619	1,180
Preferred dividends	2,589	146

Funds from operations (FFO) attributable to the Operating Partnership	204,039	179,181

Less:
Noncontrolling interest - common units of the Operating Partnerships’ share of funds from operations	20,195	18,557

Funds from operations attributable to Boston Properties, Inc.	$183,844	$160,624

Boston Properties, Inc.’s percentage share of funds from operations - basic	90.10%	89.86%

Weighted average shares outstanding - basic	153,030	151,646

FFO per share basic	$1.20	$1.06

Weighted average shares outstanding - diluted	154,043	153,259

FFO per share diluted	$1.20	$1.06

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $154,270 and $119,453, our share of unconsolidated joint venture real estate depreciation and amortization of $4,584 and $21,657 and depreciation and amortization from discontinued operations of $0 and $1,738, less corporate-related depreciation and amortization of $340 and $293 for the three months ended March 31, 2014 and 2013, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2014	December 31, 2013
Boston	92.1%	93.9%
New York (1)	93.3%	93.0%
San Francisco	86.1%	89.9%
Washington, DC	95.2%	95.0%

Total Portfolio	92.4%	93.4%

	% Leased by Type
	March 31, 2014	December 31, 2013
Class A Office Portfolio	92.7%	93.8%
Office/Technical Portfolio	85.8%	85.4%

Total Portfolio	92.4%	93.4%

(1)	Beginning in 2014, the Company has reflected its Princeton portfolio as the suburban component of its New York region.